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                                                                    EXHIBIT 10.5

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                          MINDSPEED TECHNOLOGIES, INC.
                         2003 LONG-TERM INCENTIVES PLAN
                       AWARD AGREEMENT FOR U.S. EMPLOYEES
                        STOCK OPTION TERMS AND CONDITIONS

1.    Definitions

      Capitalized terms used and not defined herein shall have the respective meanings assigned to such terms in the Plan. As used in these Stock Option Terms and Conditions, the following words and phrases shall have the respective meanings ascribed to them below unless the context in which any of them is used clearly indicates a contrary meaning:

      (a) AWARD AGREEMENT: These Stock Option Terms and Conditions together with the Grant Letter.

      (b) CAUSE: (i) A felony conviction of a Participant; (ii) the commission by a Participant of an act of fraud or embezzlement against the Company and/or a Subsidiary; (iii) willful misconduct or gross negligence materially detrimental to the Company and/or a Subsidiary; (iv) the Participant's continued failure to implement reasonable requests or directions received in the course of his or her employment; (v) the Participant's wrongful dissemination or use of confidential or proprietary information; or (vi) the intentional and habitual neglect by the Participant of his or her duties to the Company and/or a Subsidiary.

      (c) DISABILITY: Permanent and total disability within the meaning of the Company's long-term disability plan, as it may be amended from time to time, or, if there is no such plan, as determined by the Committee.

      (d) FAST: Fidelity's automated service telephone system that is used to facilitate stock option transactions.

      (e) FIDELITY: Fidelity Stock Plan Services, the stock option administrator whom the Company has engaged to administer and process all stock option exercises.

      (f) GRANT LETTER: The letter from the Company granting the stock option or stock options to the Employee or Non-Employee.

      (g)   MINDSPEED: Mindspeed Technologies, Inc., a Delaware corporation.

      (h)   NASDAQ: The Nasdaq National Market.

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      (i)   OPTIONS: The stock option or stock options listed in the first paragraph of the Grant Letter and which together with these Stock Option Terms and Conditions constitutes the Award Agreement.

      (j) OPTION SHARES: The shares of Mindspeed Common Stock issuable or transferable on exercise of the Options.

      (k) PLAN: Mindspeed's 2003 Long-Term Incentives Plan, as such Plan may be amended and in effect at the relevant time.

      (l) RETIREMENT: Retirement at or after age sixty two (62) or, with the advance consent of the Committee, before age sixty two (62) but at or after age fifty five (55).

      (m) WEB: Fidelity's website that is used to facilitate stock option transactions and is accessible through Mindspeed MyNet.

2.    When Options May be Exercised

      The Options are vested and may be exercised in accordance with the schedule included in the Grant Letter, provided that:

      (a) if you die while an employee of Mindspeed, your estate, or any person who acquires the Options by bequest or inheritance, may exercise all the Options not theretofore exercised, within (and only within) the period beginning on your date of death (even if you die before you have become entitled to exercise all or any part of the Options) and ending three (3) years thereafter;

      (b) if your employment by Mindspeed terminates other than by death, then:

            (i) if your employment by Mindspeed is terminated for Cause, the Options shall expire forthwith upon your termination and may not be exercised thereafter; and

            (ii) if your employment by Mindspeed terminates for any reason (including Retirement or Disability) not specified in subparagraph (a) or in clause (i) of this subparagraph (b), you (or if you die after your termination date, your estate or any person who acquires the Options by bequest or inheritance) may thereafter exercise the Options within (and only within) the period ending three (3) months after your termination date, but only to the extent they were exercisable on your termination date, it being understood that neither (i) your transfer from Mindspeed to a Subsidiary or affiliate of

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                  Mindspeed, whether or not incorporated, or vice versa, or from one Subsidiary or affiliate of Mindspeed to another, nor (ii) a leave of absence duly authorized in writing by Mindspeed, shall be deemed a termination of employment; and

      (c) the beginning exercise date of any unexercisable Options will be delayed for the length of time during which you are on an unpaid leave of absence duly authorized in writing by Mindspeed that exceeds six (6) months.

      The Committee may, in its discretion, extend the period during which Options may be exercised beyond the period set forth in subparagraphs (a) and (b)(ii) above, but in no event shall the provisions of the foregoing subparagraphs (a) or (b)(ii) extend to a date more than eight (8) years after the date of the grant, the period during which the Options may be exercised.

3.    Exercise Procedure

      (a) To exercise all or any part of the Options, you (or after your death, your estate or any person who has acquired the Options by bequest or inheritance) must:

            (i) contact the administrator, Fidelity, by using the FAST or Web system or by speaking to a Fidelity customer service representative and follow the instructions provided;

            (ii) confirm the Option transaction by receiving a confirmation number through the FAST or Web system or by speaking to a Fidelity customer service representative;

            (iii) submit full payment of the exercise price for the Option
                  Shares to be purchased on exercise of the Options:

                  -     by check or cash; or

                  -     in shares of Stock; or

                  -     in a combination of check or cash and shares of Stock;
                        and

            (iv) provide, in the case of any person other than you seeking to exercise the Options, such documents as Fidelity or the Secretary of Mindspeed shall require to establish to their satisfaction that the person seeking to exercise the Options is entitled to do so.

      (b) An exercise of the whole or any part of the Options shall be effective:

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            (i)   if you elect (or after your death, the person entitled to
                  exercise the Options elects) to pay the exercise price for the Option Shares entirely by check or cash, (1) upon confirmation of your transaction by using the FAST or Web system or by speaking to a Fidelity customer service representative and full payment of the exercise price and withholding taxes (if applicable) being received by Fidelity within three (3) business days following the confirmation; and (2) receipt of any documents required pursuant to Section 3(a)(iv); and

            (ii) if you elect (or after your death, the person entitled to exercise the Options elects) to pay the exercise price of the Option Shares in shares of Stock or in a combination of shares of Stock and check or cash, (1) upon confirmation of your transaction by using the FAST or Web system or by speaking to a Fidelity customer service representative and full payment of the exercise price (as defined in Section 3(d)(i)) and withholding taxes (if applicable) being received by Fidelity within three (3) business days following the confirmation; and
                  (2) receipt of any documents required pursuant to Section 3(a)(iv).

      (c) If you choose (or after your death, the person entitled to exercise the Options chooses) to pay the exercise price for the Option Shares to be purchased on exercise of any of the Options entirely by check or cash, payment must be made by:

                  - delivering to Fidelity a check or cash in the full amount of the exercise price for those Option Shares; or

                  - arranging with a stockbroker, bank or other financial institution to deliver to Fidelity full payment, by check, cash or (if prior arrangements are made with Fidelity) by wire transfer, of the exercise price of those Option Shares.

            In either event, in accordance with Section 3(e), full payment of the exercise price for the Option Shares purchased must be made within three (3) business days after the exercise has been conducted and confirmed through the FAST or Web system or by speaking to a Fidelity customer service representative.

      (d)   (i)   If you choose (or after your death, the person entitled to exercise the Options chooses) to use already-owned Stock to pay all or part of the exercise price for the Option Shares to be purchased on exercise of any of the Options, you (or after your death, the person entitled to exercise the Options) must deliver to Fidelity one or more certificates (and executed stock powers), or authorize the book-entry transfer to Mindspeed of shares of Stock, representing:

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                  -     at least the number of shares of Stock whose value,
                        based on the closing price of the Stock reported on NASDAQ on the day you exercised your Options through the FAST or Web system or by speaking to a Fidelity customer service representative, equals the exercise price for those Option Shares; or

                  - any lesser number of shares of Stock you desire (or after your death, the person entitled to exercise the Options desires) to use to pay the exercise price for those Option Shares and a check or cash in the amount of such exercise price less the value of the Stock delivered, based on the closing price of the Stock reported on NASDAQ on the day you exercised your Options through the FAST or Web system or by speaking to a Fidelity customer service representative.

                  In the event you are using shares of Stock acquired from a Mindspeed benefit plan, including but not limited to a stock option plan, restricted stock plan, performance share plan and employee stock purchase plan, these shares of Stock must have been held for a minimum of six (6) months from the date of acquisition. You will be required to provide proper documentation attesting to the fact that the shares of Stock used to pay all or part of the exercise price for the Option Shares are mature shares of Stock. In the event you are using shares of Stock purchased on the open market, there is no required holding period.

            (ii) Fidelity will advise you (or any other person who, being entitled to do so, exercises the Options) of the exact number of shares of Stock, valued in accordance with Section 4 of the Plan at the closing price reported on NASDAQ on the effective date of exercise under Section 3(a)(ii), and any funds required to pay in full the exercise price for the Option Shares purchased. In accordance with Section 3(e), you (or such other person) must pay, by check or cash, in shares of Stock or in a combination of check or cash and shares of Stock, any balance required to pay in full the exercise price of the Option Shares purchased within three (3) business days following the confirmation of such exercise of the Options under Section 3(a)(ii).

            (iii) Notwithstanding any other provision of the Award Agreement, the Secretary of Mindspeed may limit the number, frequency or volume of successive exercises of any of the Options in which payment is made, in whole or in part, by delivery of shares of Stock pursuant to this subparagraph (d) to prevent unreasonable pyramiding of such exercises.

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      (e)   An exercise conducted and confirmed through the FAST or Web system or by speaking to a Fidelity customer service representative, whether or not full payment of the exercise price for the Option Shares is received by Fidelity, shall constitute a binding contractual obligation by you (or the other person entitled to exercise the Options) to proceed with and complete that exercise of the Options (but only so long as you continue, or the other person entitled to exercise the Options continues, to be entitled to exercise the Options on that date). By your acceptance of this Award Agreement, you agree (for yourself and on behalf of any other person who becomes entitled to exercise the Options) to deliver or cause to be delivered to Fidelity any balance of the exercise price for the Option Shares to be purchased upon the exercise pursuant to the transaction conducted through the FAST or Web system or by speaking to a Fidelity customer service representative required to pay in full the exercise price for those Option Shares, that payment being by check, cash, wire transfer, in shares of Stock or in a combination of check or cash and shares of Stock, on or before the third (3rd) business day after the date on which you confirm the transaction through the FAST or Web system or by speaking to a Fidelity customer service representative. If such payment is not made, you (for yourself and on behalf of any other person who becomes entitled to exercise the Options) authorize Mindspeed, in its discretion, to set off against salary payments or other amounts due or which may become due you (or the other person entitled to exercise the Options) any balance of the exercise price for those Option Shares remaining unpaid thereafter.

      (f) A book-entry statement representing the number of Option Shares purchased will be issued as soon as practicable (i) after Fidelity has received full payment therefor or (ii) at Mindspeed's or Fidelity's election in their sole discretion, after Mindspeed or Fidelity has received (x) full payment of the exercise price of those Option Shares and (y) any reimbursement in respect of withholding taxes due pursuant to Section 5.

4.    Transferability

      No Options or portion thereof shall be transferable by you otherwise than
      (i) by will or by laws of descent and distribution, (ii) by gift to members of your immediate family, (iii) to a trust established for the benefit of your immediate family members only, (iv) to a partnership in which your immediate family members are the only partners or (v) as otherwise determined by the Committee. For purposes of the Plan, "immediate family" shall mean your spouse and natural, adopted or step-children and grandchildren. Notwithstanding any transfer of an Option or portion thereof, the transferred Option shall continue to be subject to the Plan and Award Agreement as were applicable to you immediately prior to the transfer, as if the Option had not been transferred.

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5.    Withholding

      Mindspeed or Fidelity shall have the right, in connection with the exercise of the Options in whole or in part, to deduct from any payment to be made by Mindspeed or Fidelity under the Plan an amount equal to the taxes required to be withheld by law with respect to such exercise or to require you (or any other person entitled to exercise the Options) to pay to it an amount sufficient to provide for any such taxes so required to be withheld. By your acceptance of this Award Agreement, you agree (for yourself and on behalf of any other person who becomes entitled to exercise the Options) that if Mindspeed or Fidelity elects to require you (or such other person) to remit an amount sufficient to pay such withholding taxes, you (or such other person) must remit that amount within three (3) business days after the confirmation of the Option exercise (Section 3(a)(ii)). If such payment is not made, Mindspeed, in its discretion, shall have the same right of set-off with respect to payment of the withholding taxes in connection with the exercise of the Option as provided under Section 3(e) with respect to payment of the exercise price.

6.    Rights as Shareholder

      You will not have any rights as a shareholder with respect to any Option Shares unless and until you become the holder of such Option Shares on the books and records of Mindspeed.

7.    Headings

      The section headings contained in these Stock Option Terms and Conditions are solely for the purpose of reference, are not part of the agreement of the parties and shall in no way affect the meaning or interpretation of this Award Agreement.

8.    References

      All references in these Stock Option Terms and Conditions to sections, paragraphs, subparagraphs or clauses shall be deemed to be references to sections, paragraphs, subparagraphs and clauses of these Stock Option Terms and Conditions unless otherwise specifically provided.

9.    Amendment and Termination

      I understand that Mindspeed has reserved the right to amend or terminate the Plan at any time, and that the grant of an Option in one year or at one time does not in any way obligate Mindspeed or its affiliates to make a grant in any future year or in any given amount. I acknowledge and understand that the grant is wholly discretionary in nature and is not to be considered part of any normal or expected compensation that is or would be subject to

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      severance, resignation, redundancy or similar pay, other than to the extent required by local law.

10.   Entire Agreement

      This Award Agreement and the Plan embody the entire agreement and understanding between Mindspeed and you with respect to the Options, and there are no representations, promises, covenants, agreements or understandings with respect to the Options other than those expressly set forth in this Award Agreement and the Plan.

11.   Applicable Laws and Regulations

      This Award Agreement and Mindspeed's obligation to issue Option Shares hereunder are governed by the laws of the State of Delaware, without regard to its conflicts of laws principles, and the Federal law of the United States.

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